Exhibit 10.13

SUMMARY OF Q3/Q4 EMPLOYEE INCENTIVE PLAN

•	OBJECTIVE:

–	The objective of the Q3/Q4 Employee Incentive Plan (the “Plan”) is to provide eligible employees with the opportunity to receive a cash payment for their contributions to the success of Arista Networks, Inc. (the “Company”) during the third and fourth quarters of 2013.

•	EFFECTIVE DATE:

–	The Plan is effective for the period July 1, 2013 through December 31, 2013.

•	PAYMENT:

–	The Plan pays out quarterly for each of the third and fourth quarter of 2013.

•	ELIGIBILITY:

–	Must be a full time employee of the Company as of a bonus payment date to be eligible, provided, that certain classes of employees are excluded (i.e., temporary employees, intern, sales employees on a commission plan or other quarterly bonus plan).

–	Bonus will be pro-rated for partial service.

•	PERFORMANCE CRITERIA:

–	Company will consider all relevant factors it deems appropriate to determine Company and individual performance.

–	The Company has sole and absolute discretion to make determinations regarding achievement of Company and individual performance goals and the payment of any amounts under the Plan.

•	QUARTERLY GUIDELINES:

–	The Company anticipates that executives at the Senior Vice President level may be eligible for payments of $10,000 and up for each quarter (subject to modification in the sole and absolute discretion of the Company).